Exhibit 99.1

AMENDMENT TO RIGHTS AGREEMENT

AMENDMENT, dated as of May 20, 2008 (this "Amendment"), to the Rights Agreement, dated as of September 15, 1998 (the "Rights Agreement"), by and between The Quigley Corporation, a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company, as rights agent (the "Rights Agent"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Rights Agreement.

WITNESSETH

WHEREAS, Section 27 of the Rights Agreement provides that the Company may supplement or amend any provision of the Rights Agreement that it deems necessary or desirable without the approval of any holders of the Rights provided that such amendment does not adversely affect the holders of the Rights;

WHEREAS, the Board of Directors of the Company has resolved and determined that the following amendment is necessary and desirable and the Company desires to evidence such amendment in writing.

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.           The second paragraph of the definition of “Acquiring Person” in Section 1(a) is hereby amended by striking the paragraph in its entirety and substituting the following in place thereof:

“Notwithstanding the foregoing, (i) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" (ii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a) or (b) pursuant to a Qualified Offer, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement and (iii) Guy J. Quigley shall not be deemed an "Acquiring Person" for any purpose of this Agreement with respect to Beneficial Ownership of 15% or more of the outstanding shares of the Company's Common Stock, it being understood that the exception provided in this clause (iii) shall not apply to any transferees who may acquire any securities from Mr. Quigley.”

2.           The following Section 1(k) shall be added as follows:

“(k)  “Qualified Offer” shall have the meaning set forth in Section 11(a)(ii) hereof.”

The remaining subsections of Section 1 shall be relettered accordingly such that the defined terms remain in the appropriate alphabetical location.

3.           Section 3(a) is hereby deleted in its entirety and replaced with the following:

“(a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 15% or more of the then outstanding Common Shares other than pursuant to a Qualified Offer (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share so held.  As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.”

4.           Section 7(a) is hereby deleted in its entirety and replaced with the following:

“(a)  The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on September 25, 2018 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.”

5.           The first paragraph of Section 11(a)(ii) is hereby deleted in its entirety and replaced with the following:

“(ii)  Subject to Section 23 and 24 of this Agreement, in the event any Person becomes an Acquiring Person unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 13(a) hereof, or is an acquisition of Common Shares pursuant to a tender offer or an exchange offer for all outstanding Common Shares at a price and on terms determined by at least a majority of the members of the Company’s board of directors, after receiving advice from one or more investment banking firms, to be (a) at price that is fair to stockholders and not inadequate (taking into account all factors that such members of the Company’s board of directors deem relevant, including, without limitation, prices that could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value and (b) otherwise in the best interests of the Company and its stockholders (a “Qualified Offer”), each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of Common Shares for which a Right is then exercisable, in accordance with the terms of this Agreement, such number of Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of Common Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person (such resulting number of shares, the "Adjustment Shares").  In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.”

6.           Section 13 is hereby amended by adding the following to the end of the Section:

“Notwithstanding anything in this Agreement to the contrary, this Section 13 shall not be applicable to a transaction described in subparagraphs (a) and (b) of this Section 13 if (i) such transaction is consummated with a Person or Persons who acquired Common Shares pursuant to a tender offer or exchange offer for all outstanding Common Shares which is a Qualified Offer as such term is defined in Section 11(a)(ii) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per Common Share offered in such transaction is not less than the price per Common Share paid to all holders of Common Shares whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of Common Shares pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer.  Upon consummation of any such transaction contemplated by this Section 13, all Rights hereunder shall expire.”

7.           In Section 26, entitled “Notices,” the contact information for The Quigley Corporation is hereby deleted in its entirety and replaced with the following:

The Quigley Corporation
Kells Building
621 Shady Retreat Road
Doylestown, Pennsylvania 18901

8.           In Section 26, entitled “Notices,” the contact information for American Stock Transfer & Trust Company is hereby deleted in its entirety and replaced with the following:

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038

9.           This Amendment to the Rights Agreement shall be effective as of the date of this Amendment, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

10.           Except as expressly amended hereby, the Rights Agreement shall remain unchanged and in full force and effect.

11.           This Amendment shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law provisions thereof.

12.           This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13.           If any term of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE FOR AMENDMENT TO RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THE QUIGLEY CORPORATION

By:	/s/ George J. Longo
Name: George J. Longo
Title: Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY as Rights Agent

By:	/s/ Herbert J. Lemmer
Name: Herbert J. Lemmer
Title: Vice President